Exhibit 99.1

Livent Corporation
1818 Market Street, Suite 2550
Philadelphia, PA 19103
USA

215.299.5900
Livent.com

News Release

Media Contact: Juan Carlos Cruz +1.215.299.6725
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

LIVENT RELEASES THIRD QUARTER 2021 RESULTS

-- Strong Market Conditions Drove Higher Pricing and Demand --
-- Logistics Disruptions Continue to Impact Lithium Supply Chains --
-- Carbonate and Hydroxide Expansions Remain on Track --
-- Increasing Full Year Guidance --

PHILADELPHIA, November 4, 2021 – Livent Corporation (NYSE: LTHM) today reported results for the third quarter of 2021.
Revenue was $103.6 million, up 1% from the second quarter of 2021 and 43% higher versus the prior year. Reported GAAP net loss was $12.6 million, or a loss of 8 cents per diluted share. Adjusted EBITDA was $14.9 million and adjusted earnings per share were 3 cents per diluted share.
Third quarter performance was in line with the second quarter. Continued improvement in market conditions supported higher pricing and demand. Higher realized prices were offset by higher costs and the impact of global supply chain disruptions. By the end of the third quarter, a large portion of Livent’s 2021 volume commitments to customers, where pricing was set in 2020 or earlier, had been fulfilled, increasing Livent’s ability to take advantage of higher prices in the remainder of the year.
“The strong growth in lithium demand that we saw in the first half of 2021 shows no signs of abating. Published and contracted prices for lithium in all forms pushed even higher in the third quarter, driven by multiple factors,” said Paul Graves, president and chief executive officer of Livent.

Key Recent Developments
Livent remains on track to deliver its near-term capacity expansions, with the 5,000 metric ton hydroxide addition in Bessemer City and initial lithium carbonate expansion of 10,000 metric tons in Argentina expected to reach commercial production by the third quarter of 2022 and the first quarter of 2023, respectively. The phase 2 carbonate expansion for an additional 10,000 metric tons is scheduled to be in commercial production by the end of 2023.

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Livent also continued to make progress on important sustainability initiatives that will help to achieve its 2030 and 2040 sustainability goals. This includes work on process efficiency and renewable energy opportunities; a TCFD-based analysis of the company’s risks and opportunities related to climate change; and various projects to advance responsible lithium extraction in South America. In addition, prior to the United Nations conference on climate change (COP 26), Livent committed to the UN’s Race to Zero initiative and the Business Ambition for 1.5°C campaign.

Guidance and Outlook (1)
Livent is increasing its full year 2021 guidance ranges for Revenue and Adjusted EBITDA. This increase is driven by a stronger fourth quarter, with higher anticipated realized pricing and a more favorable mix. At the midpoints, the new revenue guidance implies nearly 40% growth and Adjusted EBITDA would be roughly three times higher than last year’s results. Livent’s 2021 total capital spending estimate of $125 million remains unchanged, with the expected increase in fourth quarter spending related to the timing of cash outflows on work already completed.

($ million)	Revised Full Year 2021E	Prior Full Year 2021E
Revenue	390 - 410	370 – 390
Adjusted EBITDA	62 - 72	55 - 70

“We expect current market conditions to persist, and possibly strengthen further, through the end of 2022,” continued Graves. “While we are still concluding our 2022 contracting processes, we expect realized price improvement versus 2021. Given the supply-demand tightness that is a major factor behind rising prices, we are seeing an increased focus from customers on securing reliable lithium volumes to support their own growth plans.”

Supplemental Information
In this press release, Livent uses the financial measures Adjusted EBITDA and adjusted earnings per diluted share. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Definitions of these terms, as well as a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP, are provided on our website: ir.livent.com. Such reconciliations are also set forth in the financial tables that accompany this press release.

About Livent
For nearly eight decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand

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for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs more than 900 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “will continue to,” "will likely result," “should,” “expect,” “expects,” “intends,” “plans,” “anticipates,” “believe,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “forecast,” “future,” “is confident that,” “plans,” or “projects,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business, including without limitation, our capital expansion plans and development of the Nemaska project. These statements are only predictions based on Livent’s current expectations and projections about future events. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Currently, one of the most significant factors is the adverse effect of the current coronavirus ("COVID-19") pandemic on our business. The ultimate extent to which COVID-19 impacts us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements include a decline in the growth in demand for electric vehicles; supply chain disruptions in the electric vehicle manufacturing industry, such as in the availability and price of semiconductors; volatility in the price for performance lithium compounds; adverse global economic conditions; competition; quarterly and annual fluctuations of our operating results; risks relating to Livent’s planned production expansion and related capital expenditures, including any further suspension of our expansion efforts; the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; liquidity and access to credit; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds; the success of Livent’s research and development efforts; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; customer concentration and the delay or loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; employee attraction and retention; union relations; cybersecurity breaches; our ability to protect our intellectual property rights; the lack of proven reserves; legal and regulatory proceedings; including any shareholder lawsuits; compliance with environmental, health and safety laws; changes in tax laws; risks related to our separation from FMC Corporation; risks related to ownership of our common stock, including price fluctuations and lack of dividends; events outside our control that could prevent us from achieving our sustainability goals; as well as the other factors described under the caption entitled “Risk Factors” in Livent’s 2020 Form 10-K filed with the Securities and Exchange Commission on February 26, 2021 and our subsequent Forms 10-Q filed with the Securities and Exchange Commission. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for

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the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.
1.Although we provide a forecast for Adjusted EBITDA and adjusted cash from operations, we are not able to forecast the most directly comparable measure calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amount are not predictable, making it impractical for us to forecast such GAAP measure or to reconcile corresponding non-GAAP financial measure to such GAAP measure without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided for these metrics.
# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$103.6	$72.6	$297.5	$206.0
Costs of sales	85.3	69.8	245.5	178.4
Gross margin	18.3	2.8	52.0	27.6
Selling, general and administrative expenses	11.8	10.0	34.2	31.1
Research and development expenses	0.8	1.0	2.2	2.8
Restructuring and other charges	1.1	4.4	3.4	10.1
Separation-related costs	0.8	0.6	1.3	0.8
Total costs and expenses	99.8	85.8	286.6	223.2
Income/(loss) from operations before loss on debt extinguishment, equity in net loss of unconsolidated affiliates and interest expense, net	3.8	(13.2)	10.9	(17.2)
Loss on debt extinguishment	—	—	—	0.1
Equity in net loss of unconsolidated affiliates	1.0	0.1	3.7	0.4
Interest expense, net	—	0.3	0.3	0.3
Income/(loss) from operations before income taxes	2.8	(13.6)	6.9	(18.0)
Income tax expense/(benefit)	15.4	(3.1)	13.8	(5.4)
Net loss	$(12.6)	$(10.5)	$(6.9)	$(12.6)
Net loss per weighted average share - basic and diluted	$(0.08)	$(0.07)	$(0.05)	$(0.09)
Weighted average common shares outstanding - basic and diluted	161.6	146.3	152.3	146.2

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET LOSS (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)
The table below provides a reconciliation of Net loss to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in Millions)	2021	2020	2021	2020
Net loss (GAAP)	$(12.6)	$(10.5)	$(6.9)	$(12.6)
Add back:
Interest expense, net	—	0.3	0.3	0.3
Income tax expense/(benefit)	15.4	(3.1)	13.8	(5.4)
Depreciation and amortization	6.2	6.1	18.7	17.7
EBITDA (Non-GAAP) (1)	9.0	(7.2)	25.9	—
Add back:
Certain Argentina remeasurement losses (a)	0.9	1.5	4.2	4.4
Restructuring and other charges (b)	1.1	4.4	3.4	10.1
Separation-related costs (c)	0.8	0.6	1.3	0.8
COVID-19 related costs (d)	1.9	1.7	4.2	1.7
Loss on debt extinguishment (e)	—	—	—	0.1
Other gain/(loss) (f)	1.2	(0.1)	3.0	(0.4)
Adjusted EBITDA (Non-GAAP) (1)	$14.9	$0.9	$42.0	$16.7
__________________
1.In addition to net income/(loss), as determined in accordance with U.S. GAAP, we evaluate operating performance using certain non-GAAP measures such as EBITDA, which we define as net income/(loss) plus interest expense, net, income tax expense/(benefit), depreciation, and amortization, and Adjusted EBITDA, which we define as EBITDA adjusted for restructuring and other charges/(income), separation-related costs and certain other losses/(gains). Management believes the use of these non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net income/(loss) or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income/(loss).
a.Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion as well as significant currency devaluations. The remeasurement gains/(losses) are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluation and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Also includes transaction related legal fees and miscellaneous nonrecurring transactions. Three and nine months ended September 30, 2020 includes legal fees related to IPO securities litigation including a settlement accrual, net of insurance reimbursement, of $2.5 million in the third quarter. The IPO litigation settlement was finalized in the second quarter of 2021.
c.Represents legal, professional, transaction-related fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents the partial write off of deferred financing costs for the temporary reduction in borrowing capacity related to the First Amendment excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
f.Three and nine months ended September 30, 2021 represents our 25% indirect interest in transaction costs incurred for the Nemaska Transaction, certain project-related costs and interest expense, all included in Equity in net loss of unconsolidated affiliates in our condensed consolidated statement of operations. Three and nine months ended September 30, 2020 represents a portion of our nonrefundable prepaid research and development costs advanced to an unconsolidated affiliate in the fourth quarter 2019 and excluded from our calculation of Adjusted EBITDA in the same period because the costs represent research and development activities of the affiliate that had not occurred as of December 31, 2019. These costs were included with our calculation of Adjusted EBITDA for the three and nine months ended September 30, 2020 when the costs were incurred at the unconsolidated affiliate.
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RECONCILIATION OF NET LOSS (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS/(LOSS) (NON-GAAP)
(Unaudited)

(in Millions, Except Per Share Data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss (GAAP)	$(12.6)	$(10.5)	$(6.9)	$(12.6)
Special charges:
Certain Argentina remeasurement losses (a)	0.9	1.5	4.2	4.4
Restructuring and other charges (b)	1.1	4.4	3.4	10.1
Separation-related costs (c)	0.8	0.6	1.3	0.8
COVID-19 related costs (d)	1.9	1.7	4.2	1.7
Loss on debt extinguishment (e)	—	—	—	0.1
Other gain/(loss) (f)	1.2	(0.1)	3.0	(0.4)
Non-GAAP tax adjustments (h)	13.4	(3.7)	8.7	(7.4)
Adjustment for interest, net of tax, on 2025 Notes assumed converted (Non-GAAP) (g)	—	—	0.2	—
Adjusted after-tax earnings/(loss) (Non-GAAP) (1)	$6.7	$(6.1)	$18.1	$(3.3)

Diluted loss per common share (GAAP)	$(0.08)	$(0.07)	$(0.05)	$(0.09)
Special charges per diluted share, before tax:
Certain Argentina remeasurement losses, per diluted share	—	0.01	0.02	0.03
Restructuring and other charges, per diluted share	0.02	0.03	0.02	0.07
Separation-related costs, per diluted share	—	—	0.01	0.01
COVID-19 related costs, per diluted share	0.01	0.01	0.02	0.01
Other gain, per diluted share	0.02	—	0.02	—
Non-GAAP tax adjustments, per diluted share	0.06	(0.02)	0.05	(0.05)
Diluted adjusted after-tax earnings/(loss) per share (Non-GAAP) (1)	$0.03	$(0.04)	$0.09	$(0.02)
Weighted average common shares outstanding - diluted (Non-GAAP) used in diluted adjusted after-tax earnings/(loss) per share computations	208.4	146.3	197.7	146.2
___________________
1.The Company believes that the Non-GAAP financial measures "Adjusted after-tax earnings/(loss)" and "Diluted adjusted after-tax earnings/(loss) per share" provide useful information about the Company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of special charges and tax-related adjustments. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period.
a.Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion as well as significant currency devaluations. The remeasurement gains/(losses) are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.
b.We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Also includes transaction related legal fees and miscellaneous nonrecurring transactions. Three and nine months ended September 30, 2020 includes legal fees related to IPO securities litigation including a settlement accrual, net of insurance reimbursement, of $2.5 million in the third quarter. The IPO litigation settlement was finalized in the second quarter of 2021.
c.Represents legal, professional, transaction-related fees and other separation-related activity.
d.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
e.Represents the partial write off of deferred financing costs for the temporary reduction in borrowing capacity related to the First Amendment excluded from our calculation of Adjusted EBITDA because the loss is nonrecurring.
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f.Three and nine months ended September 30, 2021 represents our 25% indirect interest in transaction costs incurred for the Nemaska Transaction, certain project-related costs and interest expense, all included in Equity in net loss of unconsolidated affiliates in our condensed consolidated statement of operations. Three and nine months ended September 30, 2020 represents a portion of our nonrefundable prepaid research and development costs advanced to an unconsolidated affiliate in the fourth quarter 2019 and excluded from our calculation of Adjusted EBITDA in the same period because the costs represent research and development activities of the affiliate that had not occurred as of December 31, 2019. These costs were included with our calculation of Adjusted EBITDA for the three and nine months ended September 30, 2020 when the costs were incurred at the unconsolidated affiliate.
g.For the three and nine months ended September 30, 2021, $2.9 million and $8.5 million of the interest on the 2025 Notes was capitalized, respectively.
h.The Company excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and instead includes a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and, changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the Company's operational performance. The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the non-GAAP performance measure.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in Millions)	2021	2020	2021	2020
Non-GAAP tax adjustments:
Income tax benefit on restructuring, separation-related and other corporate costs	$(0.9)	$(1.5)	$(2.0)	$(2.8)
Revisions to our tax liabilities due to finalization of prior year tax returns	—	(0.2)	0.4	0.4
Foreign currency remeasurement and other discrete items (1)	12.9	(2.0)	11.7	(5.7)
Other discrete items	1.4	—	(1.4)	0.7
Total Non-GAAP tax adjustments	$13.4	$(3.7)	$8.7	$(7.4)
___________________
1.Three and nine months ended September 30, 2021 includes $14.8 million income tax expense relating to an adjustment for inflation in Argentina.

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH PROVIDED BY OPERATIONS (NON-GAAP)
(Unaudited)

	Nine Months Ended September 30,
(in Millions)	2021	2020
Cash provided by operating activities (GAAP)	$41.0	$1.5
Restructuring and other charges	4.2	5.8
Separation-related activities	1.4	0.7
COVID-19 related costs (a)	4.2	1.7
Other (b)	—	(0.8)
Adjusted cash provided by operations (Non-GAAP) (1)	$50.8	$8.9
___________________
1.The Company believes that the non-GAAP financial measure "Adjusted cash provided by operations" provides useful information about the Company’s cash flows to investors and securities analysts. Adjusted cash provided by operations excludes the effects of transaction-related cash flows. The Company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.
a.Represents incremental costs associated with COVID-19 recorded in "Cost of sales" in the condensed consolidated statement of operations, including but not limited to, incremental quarantine-related absenteeism, incremental facility cleaning costs, COVID-19 testing, pandemic-related supplies and personal protective equipment for employees, among other costs; offset by economic relief provided by foreign governments.
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b.Represents "Equity in net loss of unconsolidated affiliates" and the portion of our nonrefundable prepaid research and development costs advanced to an unconsolidated affiliate in the fourth quarter of 2019 included in "Cash used in investing activities" (GAAP) in our condensed consolidated statement of cash flows but excluded from our calculation "Adjusted cash provided by operations" in the same period because the costs represented future research and development expenditures related to the unconsolidated affiliate.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(in Millions)	September 30, 2021	December 31, 2020
Long-term debt (GAAP) (a)	$240.1	$274.6
Less: Cash and cash equivalents (GAAP)	(195.3)	(11.6)
Net debt (Non-GAAP) (1)	$44.8	$263.0
___________________
1.The Company believes that the non-GAAP financial measure "Net debt" provides useful information about the Company’s cash flows and liquidity to investors and securities analysts.
a.As of September 30, 2021 and December 31, 2020, the Company had no debt maturing within one year.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in Millions)	September 30, 2021	December 31, 2020
Cash and cash equivalents	$195.3	$11.6
Trade receivables, net of allowance of $0.3 and $0.4, respectively	83.0	76.3
Inventories, net	110.2	105.6
Prepaid and other current assets	43.8	56.3
Total current assets	432.3	249.8
Property, plant and equipment, net of accumulated depreciation of $238.3 and $222.4, respectively	605.3	545.3
Investments	23.2	23.8
Right of use assets - operating leases, net	6.4	16.1
Deferred income taxes	2.2	13.4
Other assets	81.6	88.4
Total assets	$1,151.0	$936.8

Accounts payable, trade and other	$49.7	$43.9
Accrued customer rebates	—	0.3
Accrued and other current liabilities	36.7	38.1
Income taxes	2.3	—
Total current liabilities	88.7	82.3
Long-term debt, less current portion	240.1	274.6
Operating lease liabilities - long-term	5.5	14.8
Long-term liabilities	32.2	28.9
Total equity	784.5	536.2
Total liabilities and equity	$1,151.0	$936.8
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LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in Millions)	2021	2020
Cash provided by operating activities	$41.0	$1.5
Cash used in investing activities	(74.3)	(111.8)
Cash provided by financing activities	216.9	108.2
Effect of exchange rate changes on cash	0.1	0.1
Increase/(decrease) in cash and cash equivalents	183.7	(2.0)
Cash and cash equivalents, beginning of period	11.6	16.8
Cash and cash equivalents, end of period	$195.3	$14.8
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